Exhibit (a)(1)(v)

KKR FS INCOME TRUST SELECT

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN KKR FS INCOME TRUST SELECT TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 3, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY KKR FS INCOME TRUST SELECT’S TRANSFER AGENT, EITHER BY MAIL, COURIER OR PERSONAL DELIVERY BEFORE

11:59 P.M., EASTERN TIME, ON

SEPTEMBER 30, 2024, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal of Tender and return it to SS&C Technologies, Inc., the Company’s transfer agent (the “Transfer Agent”), as follows:

For delivery by registered, regular, certified or express mail, by overnight courier or by personal delivery:

Regular Mail: FS/KKR Advisor, LLC c/o SS&C Technologies, Inc. P.O. Box 219713 Kansas City, MO 64121-9713	Express/Overnight Delivery/Personal Delivery: FS/KKR Advisor, LLC c/o SS&C Technologies, Inc. 430 W. 7th Street, Suite 219713 Kansas City, MO 64105-1407

You are responsible for confirming that this Notice of Withdrawal is received by the Transfer Agent at the address above.

KKR FS INCOME TRUST SELECT

NOTICE OF WITHDRAWAL

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its Class S common shares of beneficial interest, par value $0.01 per share (the ‘‘Shares’’), of KKR FS Income Trust Select (the ‘‘Company’’) that previously was submitted by the undersigned in a Letter of Transmittal, dated        , 2024.

A. SHAREHOLDER(S) INFORMATION

Beneficial Owner(s) Information

Name	Name

Address	Address
(street)	(street)

(city/state) (zip)	(city/state) (zip)
Social Security or Tax ID No.	Social Security or Tax ID No.
Telephone No.	Telephone No.

Company Account Number (if known)

Registered Holder Information (if different than above; print name exactly as it appears on the books and records of the Company maintained by SS&C Technologies, Inc., the Company’s transfer agent)*

*

For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Notice of Withdrawal in the ‘‘Registered Holder Signature’’ block in Section C.

Name of Registered Holder

           (e.g., custodian if shares are registered in the name of a custodian)

Address

 (street)               (city/state)               (zip)

Tax ID No.                         BIN

B. WITHDRAWAL REQUEST (select one option)
☐	All Shares owned as of the Expiration Date

☐	Other number of Shares*:

*Provide a number of Shares, not a dollar amount.

[Signature page follows]

This K-FITS Notice of Withdrawal Form is valid only in conjunction with the terms of the Offer to Purchase dated September 3, 2024.

KKR FS INCOME TRUST SELECT

NOTICE OF WITHDRAWAL

C. AUTHORIZED SIGNATURES

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Company.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Notice of Withdrawal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Notice of Withdrawal.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner	Signature – Beneficial Owner

Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the books and records of the Company maintained by SS&C Technologies, Inc., the Company’s transfer agent):

Print Name of Registered Holder

Title of Signatory

Signature – Registered Holder

Date

This K-FITS Notice of Withdrawal Form is valid only in conjunction with the terms of the Offer to Purchase dated September 3, 2024.